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[GATX LOGO]                                                         NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION ANNOUNCES PLAN FOR ISSUANCE OF CONVERTIBLE NOTES

         CHICAGO, August 11 - GATX Corporation (NYSE:GMT) announced today that it plans to offer, subject to market and other conditions, $115 million of contingent convertible senior unsecured notes due 2023. The notes are callable at par after five years and have put options at various dates. The notes may be converted into shares of common stock of GATX Corporation under certain conditions.

         The net proceeds of the offering will be used by GATX Financial Corporation, a wholly owned subsidiary of GATX Corporation, for general corporate purposes.

         This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

COMPANY DESCRIPTION

         GATX Corporation (NYSE:GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to serve customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

FOR FURTHER INFORMATION CONTACT:

ANALYSTS & INVESTORS:
Robert C. Lyons
GATX Corporation
312-621-6633



(8/11/03)